UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

Cohen & Steers, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32236	14-1904657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 832-3232

_________________________________________ (Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: The earnings release attached hereto as Exhibit 99.1 was publicly issued on April 21, 2010. However, due to an administrative oversight, this Current Report on Form 8-K furnishing such earnings press release to the Securities and Exchange Commission was not transmitted.

Item 2.02. Results of Operations and Financial Condition

On April 21, 2010, Cohen & Steers, Inc. (the “Company”) issued a press release regarding the Company’s earnings and business for the quarter ended March 31, 2010. A copy of the press release issued by the Company is attached as Exhibit 99.1. All information in the press release is furnished, but not filed.

In the attached press release, the Company discloses earnings per share attributable to common shareholders for the quarter ended March 31, 2009 adjusted to exclude the effect of an impairment charge recorded on the Company’s available-for-sale securities.

The Company’s management believes that because the aforementioned charge relates to non-core elements of its business, the disclosed non-GAAP earnings per share information enhances understanding of the Company’s operating performance.

A reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP is included in the press release. While the Company’s management believes that this non-GAAP financial information is useful in evaluating the Company’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Item 9.01. Financial Statements and Exhibits

 (d) Exhibits.  The exhibit listed on the Exhibit Index accompanying this Form 8-K is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: August 6, 2010	By:	/s/ Matthew S. Stadler
Name: Matthew S. Stadler Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated April 21, 2010 issued by the Company with respect to the Company’s first quarter 2010 earnings.